UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2018

NuLife Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-193220	46-3876675
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2618 San Miguel, Suite 203 Newport Beach, CA
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 973-0684

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 9, 2018, the Board of Directors of NuLife Sciences, Inc. (the “Company” or “NuLife”) through its wholly-owned subsidiary NuLife Acquisition Corp. (“NuLife Sub”) approved and executed an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), to become effective at such time as the Articles of Merger have been filed with the Secretary of State of the State of Louisiana (the “Effective Time”), and after the satisfaction or waiver by the parties thereto of the conditions set forth in Article VI of the Merger Agreement. Pursuant to the terms of the Merger Agreement, and in exchange for all one hundred (100) issued and outstanding shares of LJR Security Services, Inc. (“LJR”), LJR will receive one thousand (1,000) shares of series D senior convertible preferred stock, par value $.001 per share (the “Series D Preferred Stock”) of the Company, convertible into fifty million two hundred thirty-nine thousand five hundred forty-one (50,239,541) shares of common stock of the Company. In addition, the LJR shareholder will receive one share of series C super-voting preferred stock of NuLife which grants the holder 50.1% of the votes of NuLife at all times. At the Effective Time, LJR will become a wholly-owned subsidiary of the Company. A copy of the Merger Agreement is attached to this Current Report on Exhibit 10.1

LJR and its wholly-owned subsidiary Gulf West Security Network, Inc. (“Gulf West”) are active in the engineering, design, installation, remote monitoring and after-market servicing of electronic intrusion alert and fire detection systems for homes and businesses (the “alarm industry”). Both LJR and Gulf West are based in Lafayette, LA, and are owned by Mr. Louis J. Resweber, a long-time veteran of the alarm industry, who has also previously served as a Corporate Officer, Board Member and Executive Consultant to a number of NYSE and NASDAQ-listed public companies over the past 35 years see Item 5.02 below.

 Item 3.02 Unregistered Sales of Equity Securities

As previously described in Item 1.01, on August 9, 2018, the Board of Directors of the Company through NuLife Sub approved and executed the Merger Agreement, to become effective at the “Effective Time”, and after the satisfaction or waiver by the parties thereto of the conditions set forth in Article VI of the Merger Agreement. Pursuant to the terms of the Merger Agreement, and in exchange for all one hundred (100) issued and outstanding shares of LJR, LJR will receive one thousand (1,000) shares of Series D Preferred Stock, convertible into fifty million two hundred thirty-nine thousand five hundred forty-one (50,239,541) shares of common stock of the Company. In addition, LJR will receive one share of series C super-voting preferred stock of NuLife which grants the holder 50.1% of the votes of NuLife at all times. At the Effective Time, LJR will become a wholly-owned subsidiary of the Company. A copy of the Merger Agreement is attached to this Current Report on Exhibit 10.1

Item 5.01 Changes in Control of Registrant

As previously described in Item 1.01, on August 9, 2018, the Board of Directors of the Company through NuLife Sub approved and executed the Merger Agreement, to become effective at the “Effective Time, and after the satisfaction or waiver by the parties thereto of the conditions set forth in Article VI of the Merger Agreement. Pursuant to the terms of the Merger Agreement, and in exchange for all one hundred (100) issued and outstanding shares of LJR, LJR will receive one thousand (1,000) shares of Series D Preferred Stock, convertible into fifty million two hundred thirty-nine thousand five hundred forty-one (50,239,541) shares of common stock (38%) of the Company. In addition, the LJR shareholder will receive one share of series C super-voting preferred stock of NuLife which grants the holder 50.1% of the votes of NuLife at all times. The beneficial owner of LJR, Mr. Louis J. Resweber, will control Nulife by holding the shares of series A and D as described above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Effective Time, and pursuant to the terms of the Merger Agreement, the following individuals will be the officers and directors of the Company.

Name	Position
Lou Resweber	Chairman and Chief Executive Officer
Sean Clarke	Director

A brief summary of background and business experience of the Company’s Chairman and Chief Executive Officer is as follows:

Louis J. Resweber, age 56, will be elected as Chairman of the Board, President and Chief Executive Officer of NuLife Sciences, Inc. (“NULF”).

From September 2015 to present, Mr. Resweber was President and Sole Owner LJR Security Services, Inc. (“LJR”), and its wholly-owned subsidiary, Gulf West Security Network, Inc. (“GWSN”), which are now being merged into NULF.

From March 1998 to September 2015, Mr. Resweber was the Chairman of the Board, President and Chief Executive Officer of Pelican Security Network, Inc., one of the nation’s leading providers of life safety, electronic security and property protection services, which he founded as a ‘start-up’ enterprise and eventually grew into the one of the nation’s fifty (50) largest providers of alarm services in terms of total number of customers served.  In the process, Resweber completed more than a dozen successful mergers and acquisitions, and Pelican ultimately provided 24-hour / 7-day-a-week remote alarm monitoring to more than twenty thousand (20,000) residential, commercial and industrial alarm customers across a seven-state region.

From 1997 to 1999, Mr. Resweber was Chairman of the Board of Westmark Group Holdings, Inc. (NASDAQ: WGHI), a financial services concern, where completed a reorganization of this regional lender into a nationwide financial services provider.

From 1995 to 1997, Mr. Resweber was President and Chief Executive Officer of Network Acquisition Corporation (NASDAQ: NTWK), a switch-based telecommunications concern, where he spearheaded a series of seventeen (17) mergers and acquisitions.

From 1992 to 1995, Mr. Resweber was Senior Vice President of United Companies Financial Corporation (NYSE: UC), a financial services concern, where he developed a capital markets plan that helped push UC’s stock price from $16 to $132 per share.

Beginning his career in the energy sector, from 1983 to 1992, Mr. Resweber served as a Vice President of Arkla Exploration, Inc. (NYSE: ARK); a Vice President of NorAm Energy, Inc. (NYSE: NAE / now NRG Reliant Energy); a Vice President of Entex Gas, Inc.s\ (NYSE: ETX); and a Manager of Celeron Oil & Gas Corporation (NYSE: CEL / now Plains All American Pipeline); which merged with The Goodyear Tire & Rubber Company (NYSE: GT) to build the nation's longest pipeline, twice as long as the famous Alaskan Pipeline.

Mr. Resweber is a cum laude graduate of the University of Louisiana in Lafayette, LA and a current resident of Scott, LA.

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.

On August 9, 2018, following the Company’s approval and execution of the Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), we issued a press release announcing the that we had entered into the Merger Agreement, and briefly described the respective business of LJR and Gulf West, and a brief Resume of Mr. Louis J. Resweber. A copy of the press release is attached to this Current Report on Exhibit 99.1

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuLife Sciences, Inc.

Date: August 13, 2018	By: /s/ Sean Clarke
Sean Clarke
CFO

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 9, 2018